Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR GAMING GROUP FOURTH QUARTER EBITDA RISES 31%

ON 13% REVENUE INCREASE

CHESTER, WV — March 10, 2004 — MTR Gaming Group, Inc. (Nasdaq National Market:MNTG) today announced financial results for the fourth quarter and fiscal year ended December 31, 2003.  See attached tables (including Reconciliation of Non-GAAP Measures to GAAP).

For the fourth quarter, total revenues rose 13% to $70.4 million from $62.6 million in the 2002 period, while EBITDA grew at a faster rate, by 31% to $12.6 million from $9.6 million.  Net income was $2.3 million or $.08 per diluted share compared to $2.7 million or $.10 per diluted share in the fourth quarter of last year.   Net win from slot operations at Mountaineer rose 11% to $58.0 million, producing net win-per-day-per-machine of $198 based on an average of 3,224 machines for the current quarter, compared to $191 with an average of 2,999 machines in the fourth quarter of 2002.  EBITDA at Mountaineer increased 26% to $13.8 million from $11.0 million.

For fiscal 2003, total revenues increased 10% to $293.6 million from $266.3 million in 2002, while EBITDA grew by 17% to $53.8 million from $46.1 million.  Net income was $15.1 million or $.53 per diluted share compared to $17.9 million or $.62 per diluted share last year.  Fourth quarter and fiscal 2003 results included higher interest expense as well as increased depreciation from additional facilities, equipment and during the third quarter of 2003 the acquisition of Scioto Downs.   Net win from slot operations at Mountaineer increased 9% to $244.8 million, producing net win-per-day-per-machine of $214 based on an average of 3,140 machines, compared to $226 with an average of 2,719 machines in 2002.  EBITDA at Mountaineer increased 17% to $60.5 million from $51.5 million.

Edson R. (Ted) Arneault, President and CEO of MTR Gaming Group, stated, “We are pleased with our continued growth in 2003.  In the fourth quarter we achieved a 31% increase in EBITDA and improved our EBITDA margins to 17.9% despite the carrying costs of our aggressive expansion efforts in Ohio, Pennsylvania and Minnesota.”

Mr. Arneault continued, “With regard to our initiatives for external growth, the integration of Scioto Downs is complete, and we are currently working on incorporating Scioto into our simulcasting arrangements.”

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The Company also reported that on March 4, 2004 the Commonwealth Court of Pennsylvania upheld the Pennsylvania Racing Commission’s July 17, 2003 unanimous decision to reinstate our license to build Presque Isle Downs by granting our motion and that of the Pennsylvania Racing Commission for Summary Relief with respect to an appeal of that decision filed by Pittsburgh Palisades Park, LLC, a recent applicant for Pennsylvania’s final racing license.  The Company does not believe that Pittsburgh Palisades can appeal that decision as of right, but it could seek review in the Pennsylvania Supreme Court through a procedure similar to certiorari.  Until the matter is finally resolved, construction will not commence.

The Company anticipates that the acquisition of Binion’s Horseshoe Hotel & Casino in downtown Las Vegas will close on March 10, 2004.

Financial Guidance

The Company also provided financial guidance for 2004, anticipating total revenues of $323-335 million, EBITDA of $59-62 million and net income of $15-17 million.  The Company’s guidance assumes that (i) there will be no material new competition; (ii) the Commonwealth Court’s decision upholding Presque Isle Downs’ license will not be overturned; and (iii) no material changes in economic conditions, West Virginia gaming or tax laws or world events.  This guidance likewise assumes that the Binion’s transaction will be consummated, but does not take into account any additional acquisitions.

Reconciliation of Non-GAAP Measures to GAAP

EBITDA or earnings before interest, taxes, depreciation and amortization is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles (“GAAP”), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as a measure of liquidity.  We have presented EBITDA as a supplemental disclosure because it is a widely used measure of performance and basis for valuation of companies in our industry.  Uses of our cash flows that are not reflected in EBITDA include capital expenditures (which are significant given our expansion), interest payments, income taxes, and debt principal repayments.  Moreover, other companies that provide EBITDA information may calculate EBITDA differently than we do.  A reconciliation of GAAP income from operations to EBITDA is included in the financial tables accompanying this release.

Conference Call

Edson R. (Ted) Arneault, President and CEO, John W. Bittner, Jr., CFO, and David R. Hughes, COO of the Company’s Mountaineer Park, Inc. subsidiary, will conduct a conference call focusing on the financial results and recent corporate developments at 10:00 a.m. ET on Wednesday, March 10, 2004.  Interested parties may participate in the call by dialing 973-317-5319 — please call in 10 minutes before the call is scheduled to begin, and ask for the MTR Gaming call.  The conference call will be broadcast live over the Internet via the Investor Relations section of the Company’s web site at www.mtrgaming.com.  To listen to the call please go to the web site at least 15 minutes early to register, download and install any necessary audio software.  If you are unable to listen live, the conference call will be archived on the Company’s web site.

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About MTR Gaming Group

MTR Gaming Group, Inc., through subsidiaries, owns and operates the Mountaineer Race Track & Gaming Resort in Chester, West Virginia, Scioto Downs in Columbus, Ohio, the Ramada Inn and Speedway Casino in North Las Vegas, Nevada, and holds a license to build Presque Isle Downs, a thoroughbred racetrack with pari-mutuel racing in Erie, Pennsylvania.  The Mountaineer facility currently encompasses a thoroughbred racetrack with off-track betting and export simulcasting, 3,200 slot machines, 359 hotel rooms, golf course, spa & fitness center, theater and events center, convention center and fine dining and entertainment.  MTR is included on the Russell 2000® and Russell® 3000 Indexes.  For more information, please visit www.mtrgaming.com.

Except for historical information, this press release contains forward-looking statements concerning, among other things, future plans and operating results, and specifically guidance concerning the results for 2004.  Such statements are subject to a number of risks and uncertainties that could cause the statements made to be incorrect and/or for actual results to differ materially. Those risks and uncertainties include but are not limited to weather conditions or road conditions impeding access to Mountaineer, adverse changes in West Virginia video lottery laws or the rates of taxation of video lottery operations, legalization of new forms of gaming in the Company’s target markets, which would lead to increased competition, general economic conditions affecting the resort business, dependence upon key personnel and the ability to attract new personnel, changes in the number of diluted shares, leverage and debt service, expiration or non-renewal of gaming licenses, costs associated with maintenance and expansion of Mountaineer Park’s infrastructure to meet the demands attending increased patronage, costs and risks attending construction, expansion of operations, continued dependence on Mountaineer for the vast majority of our revenues, disruption in developing our planned Pennsylvania operations and other facilities we may expand and/or acquire, extensive regulation by gaming and racing authorities, regulatory approval of our building plans for Presque Isle Downs and closing on the real property currently under option for the project, environmental laws and potential exposure to environmental liabilities, limited public market and liquidity, shares eligible for future sale, and successful cross-marketing of the Company’s Ohio and planned Pennsylvania  operations with Mountaineer, consummation of the Binion’s transaction and other factors described in the Company’s periodic reports filed with the Securities and Exchange Commission.  The Company does not intend to update publicly any forward-looking statements, except as may be required by law.

For Additional Information, Please Contact:
MTR Gaming Group, Inc.	Investor Relations Counsel:
Edson R. (Ted) Arneault, President & CEO	The Equity Group Inc.
(304) 387-8300	www.theequitygroup.com
www.mtrgaming.com	Lauren Barbera	(212) 836-9610
lbarbera@equityny.com
	Loren G. Mortman	(212) 836-9604

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MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED STATEMENTS OF OPERATIONS

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	Fourth Quarter Ended December 31		Year Ended December 31
	2003	2002	2003	2002
	(unaudited)		(unaudited)
Revenues
Gaming	$59,939,000	$54,102,000	$251,758,000	$231,682,000
Parimutuel commissions	3,147,000	1,910,000	11,341,000	8,657,000
Food, beverage and lodging	5,136,000	4,794,000	22,767,000	19,387,000
Other	2,212,000	1,765,000	7,740,000	6,570,000

Total revenues	70,434,000	62,571,000	293,606,000	266,296,000
Less promotional allowances	(1,239,000)	(1,083,000)	(4,999,000)	(5,416,000)
Net revenues	69,195,000	61,488,000	288,607,000	260,880,000

Costs of revenue
Cost of gaming	35,499,000	32,779,000	153,183,000	140,704,000
Cost of parimutuel commissions	2,277,000	1,739,000	8,363,000	7,359,000
Cost of food,beverage and lodging	4,367,000	4,181,000	17,484,000	16,470,000
Cost of other revenue	2,126,000	2,379,000	7,745,000	8,597,000

Total cost of revenues	44,269,000	41,078,000	186,775,000	173,130,000

Gross Profit	24,926,000	20,410,000	101,832,000	87,750,000

Selling, general and administrative expenses:
Marketing and promotions	1,630,000	2,145,000	7,381,000	8,837,000
General and administrative	10,723,000	8,660,000	40,629,000	32,785,000
Depreciation and amortization	5,316,000	4,082,000	18,692,000	14,294,000

Total selling, general and administrative expenses	17,669,000	14,887,000	66,702,000	55,916,000

Operating income	7,257,000	5,523,000	35,130,000	31,834,000

(Loss) on Sale of Property	—	—	(18,000)	—
Gain on Sale of Property	—	—	450,000	—
Interest income	76,000	40,000	307,000	166,000
Interest expense	(3,549,000)	(1,307,000)	(11,896,000)	(4,376,000)

Income before benefit/(provision) for income taxes	3,784,000	4,256,000	23,973,000	27,624,000
Benefit/(Provision) for income taxes	(1,504,000)	(1,511,000)	(8,833,000)	(9,706,000)

Net Income	$2,280,000	$2,745,000	$15,140,000	$17,918,000

Basic shares	27,826,610	27,060,268	27,812,583	27,060,268
EPS basic	0.08	0.10	0.54	0.66

Fully diluted shares	28,475,163	28,782,557	28,668,417	28,782,557
EPS fully diluted	0.08	0.10	0.53	0.62

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

	Three Months Ended		Year Ended
	December 31	December 31	December 31	December 31
	2003	2002	2003	2002

Net Revenues:
Mountaineer Park	$65,179,000	$58,757,000	$275,869,000	$250,242,000
Speakeasy-Las Vegas	2,500,000	2,649,000	9,530,000	9,701,000
Scioto Downs	1,086,000	—	2,567,000	—
Speakeasy-Reno	—	82,000	47,000	930,000
Corporate	430,000	—	594,000	7,000
Consolidated	$69,195,000	$61,488,000	$288,607,000	260,880,000

EBITDA:
Mountaineer Park	$13,839,000	$10,957,000	$60,530,000	$51,535,000
Speakeasy-Las Vegas	109,000	92,000	110,000	415,000
Scioto Downs	(161,000)	—	(276,000)	—
Speakeasy-Reno	(8,000)	(489,000)	(301,000)	(1,440,000)
Corporate	(1,206,000)	(955,000)	(6,241,000)	(4,382,000)
Consolidated	$12,573,000	$9,605,000	$53,822,000	$46,128,000

MTR GAMING GROUP, INC.

SELECTED FINANCIAL INFORMATION

RECONCILIATION OF OPERATING INCOME TO EBITDA

(unaudited)

The following tables set forth a reconciliation of operating income (loss), a GAAP financial measure, to EBITDA as non-GAAP financial measure.

					Financial Guidance
	Three Months Ended		Year Ended		Year Ending
	December 31	December 31	December 31	December 31	December 31
	2003	2002	2003	2002	2004
Mountaineer Park:
Operating income	$9,408,000	$7,343,000	$44,608,000	$39,294,000
Depreciation and amortization	4,431,000	3,614,000	15,922,000	12,241,000
EBITDA	13,839,000	10,957,000	60,530,000	51,535,000

Speakeasy-Las Vegas:
Operating income	$(249,000)	$(224,000)	$(1,209,000)	$(826,000)
Depreciation and amortization	358,000	316,000	1,319,000	1,241,000
EBITDA	109,000	92,000	110,000	415,000

Scioto Downs:
Operating income	$(378,000)	—	$(637,000)	—
Depreciation and amortization	217,000	—	361,000	—
EBITDA	(161,000)	—	(276,000)	—

Speakeasy-Reno:
Operating income	$(8,000)	$(521,000)	$(320,000)	$(1,801,000)
Depreciation and amortization	—	32,000	19,000	361,000
EBITDA	(8,000)	(489,000)	(301,000)	(1,440,000)

Corporate:
Operating income	$(1,516,000)	$(1,075,000)	$(7,312,000)	$(4,833,000)
Depreciation and amortization	310,000	120,000	1,071,000	451,000
EBITDA	(1,206,000)	(955,000)	(6,241,000)	(4,382,000)

Consolidated:
Operating income	$7,257,000	$5,523,000	$35,130,000	$31,834,000	$37,000,000 - 40,000,000
Depreciation and amortization	5,316,000	4,082,000	18,692,000	14,294,000	22,000,000
EBITDA	12,573,000	9,605,000	53,822,000	46,128,000	59,000,000 - 62,000,000

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MTR GAMING GROUP, INC.

CONDENSED AND CONSOLIDATED BALANCE SHEETS

	December 31	December 31
	2003	2002
	(unaudited)
ASSETS

Current Assets
Cash and cash equivalents	$26,902,000	$14,398,000
Restricted cash	754,000	860,000
Accounts receivable, net of allowance for doubtful accounts of $152,000,and $98,000	6,957,000	4,522,000
West Virginia state lottery commission receivable	859,000
Inventory	2,664,000	2,414,000
Deferred financing costs	1,412,000	902,000
Prepaid taxes	2,911,000	4,360,000
Deferred income taxes	1,176,000	823,000
Other current assets	2,767,000	1,531,000
Total current assets	46,402,000	29,810,000

Property:
Land	13,286,000	12,087,000
Building	147,824,000	137,422,000
Equipment and automobiles	67,651,000	59,929,000
Furniture and fixtures	15,221,000	17,870,000
Construction in progress	10,846,000	248,000
	254,828,000	227,556,000
Less accumulated depreciation	(55,364,000)	(46,981,000)
	199,464,000	180,575,000

Other assets:

Goodwill	1,492,000	1,492,000
Intangibles	13,789,000
Note receivable	2,215,000	—
Deferred income taxes	2,256,000	2,213,000
Deferred financing costs,net of current portion	6,052,000	1,452,000
Deposits and other	8,784,000	6,375,000
	34,588,000	11,532,000
	$280,454,000	$221,917,000

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liablities:
Accounts payable	$4,423,000	$5,259,000
West Virginia state lottery commission payable	—	1,576,000
Accrued payroll and payroll taxes	2,340,000	2,542,000
Accrued liabilities	6,223,000	2,847,000
Accrued interest payable	3,296,000	244,000
Current portion of capital leases	4,988,000	6,532,000
Current portion of long-term and other debt	942,000	312,000
Total current liabilites	22,212,000	19,312,000

Long-term and other debt, less current portion	133,322,000	96,279,000
Capital lease obligations, net of current portion	1,936,000	6,945,000
Long-term deferred compensation	3,127,000	915,000
Deferred income taxes	14,216,000	7,977,000
	174,813,000	131,428,000

Shareholders' equity:
Common stock	—	—
Paid in capital	58,469,000	53,236,000
Retained earnings	47,172,000	37,253,000
Total shareholders' equity	105,641,000	90,489,000
	$280,454,000	$221,917,000

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